Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended June 30, 2009

Newton, MA (August 10, 2009): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and six months ended June 30, 2009.

Results for the quarter ended June 30, 2009:

Net income available for common shareholders was $46.9 million for the quarter ended June 30, 2009, compared to $55.4 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended June 30, 2009 and 2008 was $0.21 and $0.25, respectively.  Net income for the quarter ended June 30, 2009 includes $20.3 million, or $0.09 per share, of gain on sale of properties and $13.2 million, or $0.06 per share, of gain on early extinguishment of debt.  Net income for the quarter ended June 30, 2008 includes $40.0 million, or $0.18 per share, of gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the quarter ended June 30, 2009 was $63.9 million, or $0.29 and $0.28 per share basic and diluted, respectively, compared to FFO available for common shareholders for the quarter ended June 30, 2008 of $64.1 million, or $0.28 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 223,696,703 and 252,889,361, respectively, for the quarter ended June 30, 2009, and 225,448,673 and 254,641,331, respectively, for the quarter ended June 30, 2008.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the six months ended June 30, 2009:

Net income available for common shareholders was $77.4 million for the six months ended June 30, 2009, compared to $70.1 million for the same period last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the six months ended June 30, 2009 and 2008 was $0.34 and $0.31, respectively.  Net income for the six months ended June 30, 2009 includes $29.1 million, or $0.13 per share, of gain on sale of properties and $20.7 million, or $0.09 per share, of gain on early extinguishment of debt.  Net income for the six months ended June 30, 2008 includes $40.0 million, or $0.18 per share, of gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the six months ended June 30, 2009 was $126.7 million, or $0.56 and $0.55 per share basic and diluted, respectively, compared to FFO available for common shareholders for the six months ended June 30, 2008 of $127.2 million, or $0.56 and $0.55 per share basic and diluted, respectively.

The weighted average number of basic and diluted common shares outstanding totaled 224,652,791 and 253,845,449, respectively, for the six months ended June 30, 2009, and 225,446,585 and 254,639,243, respectively, for the six months ended June 30, 2008.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of June 30, 2009, 89.1% of HRP’s total square feet was leased, compared to 89.5% as of March 31, 2009 and 90.9% as of June 30, 2008.

HRP signed lease renewals for 992,000 square feet and new leases for 650,000 square feet during the quarter ended June 30, 2009, for weighted average rental rates that were 2% below prior rents for the same space.  Average lease terms for leases signed during the second quarter of 2009 were 7.7 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended June 30, 2009 totaled $13.25 per square foot on a weighted average basis.

Investing Activities:

During the second quarter of 2009, HRP acquired one office property with 670,000 square feet of space for $134.3 million, excluding closing costs and one industrial property with 645,000 square feet of space for $34.0 million, excluding closing costs.  HRP also sold two properties during the second quarter of 2009 with 193,000 square feet of space for $50.8 million, excluding closing costs, and realized a gain on sale of properties of $20.3 million.

Financing Activities:

During the second quarter of 2009, HRP repurchased and retired $77.7 million face amount of its publicly issued debt securities for $64.0 million and realized a gain on early extinguishment of debt of $13.2 million, net of unamortized issuance costs and discounts.

During April 2009, HRP transferred 29 properties with 3.3 million square feet to its wholly owned subsidiary, Government Properties Income Trust, or GOV, a real estate investment trust that owns properties that are majority leased to government tenants.  Also in April 2009, GOV entered into a new $250 million secured credit facility with a group of commercial banks.  The $250 million proceeds of this credit facility were distributed by GOV to HRP and used to repay amounts outstanding under HRP’s revolving credit facility.  In June 2009, GOV completed an initial public offering of 11.5 million common shares and became a separate public company.  Simultaneous with the closing of the GOV IPO, the $250 million secured credit facility was transferred to GOV and is no longer an obligation of HRP’s.  HRP continues to own 9.95 million common shares, or 46.4%, of GOV with a book carrying value of $153.1 million and a market value of $204.3 million as of June 30, 2009.

In January 2009, HRP announced that its Board authorized a buy back program for up to $100 million of common shares during 2009.  Through June 30, 2009 HRP has purchased 4,050,000 common shares at an average price of $3.57/share.  HRP has not repurchased any additional shares since June 30 through today.  Although this repurchase authority has not been rescinded, in view of the recent increases in the trading prices of common shares of REITs, including HRP, and the continuation of restrictive conditions in the debt markets, it now appears that HRP may not spend the full authorized amount for common share purchases before the end of 2009, unless capital market conditions change.

Conference Call:

On Tuesday, August 11, 2009, at 10:00 a.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the second quarter 2009 results.

The conference call telephone number is (888) 632-5009.  Participants calling from outside the United States and Canada should dial (913) 312-0388.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 1:00 p.m. Eastern Time on Tuesday, August 18, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 9325774.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit HRP’s web site about five minutes before the call.  The archived webcast will be available for replay on HRP’s web site for about one week after the call.

Supplemental Data:

A copy of HRP’s Second Quarter 2009 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office and industrial buildings located throughout the United States.  As of June 30, 2009, HRP owned 512 operating properties with 65.3 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.  HRP’s web site is not incorporated as part of this press release.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRP’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HRP HAS REPURCHASED SOME OF ITS EQUITY AND DEBT SECURITIES.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT HRP WILL CONTINUE TO REPURCHASE ITS EQUITY AND DEBT SECURITIES.  IN FACT, HRP HAS REPURCHASED ITS SECURITIES ON AN OPPORTUNISTIC BASIS, WHEN OPPORTUNITIES TO DO SO HAVE BEEN AVAILABLE AT PRICES HRP BELIEVES ARE ATTRACTIVE AND HRP HAS AVAILABLE FINANCIAL RESOURCES. HRP MAY ACCELERATE, DELAY, DISCONTINUE OR RESTART MAKING SUCH PURCHASES AT ANY TIME, IN ITS DISCRETION.

RESULTS DIFFERENT FROM THOSE STATED OR IMPLIED BY FORWARD LOOKING STATEMENTS MAY OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, LIKE CHANGES IN THE PRICES OF THE SECURITIES AVAILABLE FOR PURCHASE, MAY BE AT MOST ONLY PARTIALLY WITHIN HRP’S CONTROL, AND SOME OF WHICH, SUCH AS CHANGES IN FINANCIAL MARKET CONDITIONS GENERALLY, ARE BEYOND HRP’S CONTROL.

INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY LAW, HRP DOES NOT ASSUME ANY OBLIGATIONS TO UPDATE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, CHANGED CIRCUMSTANCES, FUTURE EVENTS OR OTHERWISE.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Rental income	$212,729	$204,273	$429,652	$405,445

Expenses:
Operating expenses	86,686	83,747	178,425	164,964
Depreciation and amortization	49,604	45,228	97,994	90,041
General and administrative	9,792	8,991	19,279	17,853
Acquisition costs	489	—	748	—
Total expenses	146,571	137,966	296,446	272,858

Operating income	66,158	66,307	133,206	132,587

Interest income	363	89	508	418
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,886, $1,431, $3,528 and $2,526, respectively)	(44,267)	(44,383)	(88,126)	(89,423)
Gain on early extinguishment of debt	13,173	—	20,686	—
Equity in earnings of equity investments	861	—	861	—
Income from continuing operations before income tax expense	36,288	22,013	67,135	43,582
Income tax (expense) benefit	(190)	4	(342)	(160)
Income from continuing operations	36,098	22,017	66,793	43,422
Discontinued operations:
Income from discontinued operations	3,212	6,068	6,884	12,069
Gain on sale of properties	20,306	39,967	29,051	39,967
Net income	59,616	68,052	102,728	95,458
Preferred distributions	(12,667)	(12,667)	(25,334)	(25,334)
Net income available for common shareholders	$46,949	$55,385	$77,394	$70,124

Calculation of Funds from Operations, or FFO (1):
Net income	$59,616	$68,052	$102,728	$95,458
Plus: depreciation and amortization from continuing operations	49,604	45,228	97,994	90,041
Plus: depreciation and amortization from discontinued operations	(11)	3,454	—	7,004
Plus: acquisition costs (2)	489	—	748	—
Plus: FFO from equity investments	1,170	—	1,170	—
Less: gain on early extinguishment of debt	(13,173)	—	(20,686)	—
Less: gain on sale of properties	(20,306)	(39,967)	(29,051)	(39,967)
Less: equity in earnings of equity investments	(861)	—	(861)	—
FFO	76,528	76,767	152,042	152,536
Less: preferred distributions	(12,667)	(12,667)	(25,334)	(25,334)
FFO available for common shareholders	$63,861	$64,100	$126,708	$127,202

Weighted average common shares outstanding – basic	223,697	225,449	224,653	225,447
Weighted average common shares outstanding – diluted (3)	252,890	254,642	253,846	254,640

Per common share:
Income from continuing operations available for commonshareholders — basic and diluted	$0.10	$0.04	$0.18	$0.08
Income from discontinued operations – basic and diluted	$0.11	$0.20	$0.16	$0.23
Net income available for common shareholders – basic and diluted	$0.21	$0.25	$0.34	$0.31
FFO available for common shareholders – basic	$0.29	$0.28	$0.56	$0.56
FFO available for common shareholders – diluted	$0.28	$0.28	$0.55	$0.55

Common distributions paid	$0.12	$0.21	$0.24	$0.42

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)     We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition costs as described in Note 2 below, gain on early extinguishment of debt and loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance between periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, some REITs may calculate FFO differently than us.

(2)     Acquisition costs have been expensed under Statement of Financial Accounting Standards No. 141(R), “Business Combinations” since January 1, 2009.

(3)     As of June 30, 2009, our 15,180 outstanding series D preferred shares were convertible into 29,193 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO for the quarters and six months ended June 30, 2009 and 2008.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income available for common shareholders	$46,949	$55,385	$77,394	$70,124
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Net income available for common shareholders – diluted	$53,116	$61,552	$89,728	$82,458

FFO available for common shareholders	$63,861	$64,100	$126,708	$127,202
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
FFO available for common shareholders – diluted	$70,028	$70,267	$139,042	$139,536

Weighted average common shares outstanding – basic	223,697	225,449	224,653	225,447
Effect of dilutive Series D preferred shares	29,193	29,193	29,193	29,193
Weighted average common shares outstanding – diluted	252,890	254,642	253,846	254,640

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	June 30,	December 31,
	2009	2008
		(audited)
ASSETS
Real estate properties:
Land	$1,200,934	$1,220,554
Buildings and improvements	4,768,406	5,021,703
	5,969,340	6,242,257
Accumulated depreciation	(823,527)	(862,958)
	5,145,813	5,379,299
Properties held for sale	105,234	145,849
Acquired real estate leases, net	157,428	164,308
Equity investments	158,053	—
Cash and cash equivalents	38,138	15,518
Restricted cash	8,993	10,837
Rents receivable, net of allowance for doubtful accounts of $8,351 and $8,492, respectively	188,512	196,839
Other assets, net	123,919	103,449
Total assets	$5,926,090	$6,016,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$201,000	$201,000
Senior unsecured debt, net	2,132,795	2,241,225
Mortgage notes payable, net	443,908	447,693
Other liabilities related to properties held for sale	2,987	3,400
Accounts payable and accrued expenses	101,886	99,285
Acquired real estate lease obligations, net	46,989	47,839
Rent collected in advance	27,486	26,537
Security deposits	21,375	17,935
Due to affiliates	17,705	10,073
Total liabilities	2,996,131	3,094,987

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 223,708,241 and 227,731,938 shares issued and outstanding, respectively	2,237	2,277
Additional paid in capital	2,923,649	2,937,986
Cumulative net income	2,174,982	2,072,254
Cumulative common distributions	(2,496,011)	(2,441,841)
Cumulative preferred distributions	(357,262)	(331,928)
Total shareholders’ equity	2,929,959	2,921,112
Total liabilities and shareholders’ equity	$5,926,090	$6,016,099